UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2004

ORION HEALTHCORP, INC.

(formerly SurgiCare, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-16587	58-1597246

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 Old Alabama Road, Suite 350

Roswell, Georgia 30076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 832-1800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement;
Item 1.02. Termination of a Material Definitive Agreement;
Item 2.01. Completion of Acquisition or Disposition of Assets;
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1 SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
EX-3.2 AMENDED AND RESTATED BY-LAWS
EX-10.1 SUPPLEMENTAL STOCK SUBSCRIPTION AGREEMENT
EX-10.2 SECOND AMENDMENT AND SUPPLEMENT TO STOCK SUBSCRIPTION AGREEMENT
EX-10.3 LOAN AND SECURITY AGREEMENT
EX-10.4 GUARANTY AGREEMENT / BRANTLEY PARTNERS IV, L.P.
EX-10.5 GUARANTY AGREEMENT / BRANTLEY CAPITAL CORPORATION
EX-10.6 WARRANT / BRANTLEY PARTNERS IV, L.P.
EX-10.7 WARRANT / BRANTLEY CAPITOL CORPORATION
EX-10.8 EMPLOYMENT AGREEMENT / TERRENCE L. BAUER
EX-10.9 EMPLOYMENT AGREEMENT / KEITH G.LEBLANC
EX-10.10 EMPLOYMENT AGREEMENT / STEPHEN H. MURDOCK
EX-10.11 EMPLOYMENT AGREEMENT / DENNIS CAIN
EX-10.12 EMPLOYMENT AGREEMENT / TOM M. SMITH
EX-10.13 REGISTRATION RIGHTS AGREEMENT
EX-10.14 STOCKHOLDERS AGREEMENT

Item 1.01.	Entry into a Material Definitive Agreement;

Item 1.02.	Termination of a Material Definitive Agreement;

Item 2.01.	Completion of Acquisition or Disposition of Assets;

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On December 15, 2004, Orion HealthCorp, Inc. (formerly SurgiCare, Inc., “SurgiCare”) (“Orion” or the “Company”) consummated its previously-disclosed restructuring transactions (the “Closing”), which included issuances of new equity securities for cash and contribution of outstanding debt, the acquisition of three new businesses and the restructuring of its debt facilities. The Company also completed a one-for-ten reverse stock split, created three new classes of common stock and changed its name. SurgiCare common stock has been converted to Orion Class A Common Stock. The Company also created Class B and Class C Common Stock, which was issued in connection with the equity investments and acquisitions. SurgiCare shareholders of record will be notified regarding exchanging their SurgiCare stock certificates for those of Orion. These transactions, as well as other related matters, were previously described in SurgiCare’s proxy statement dated September 10, 2004 (the “Proxy Statement”), which is hereby incorporated herein by reference. References to the Proxy Statement contained in this current report are qualified in their entirety by reference to the full text of the Proxy Statement (see Exhibit 20.1 to this current report).

The Acquisitions

     Acquisition of Integrated Physician Solutions, Inc.

     In connection with the acquisition by Orion of Integrated Physician Solutions, Inc. (“IPS”) by merging a newly-formed SurgiCare subsidiary with and into IPS, IPS equityholders and certain IPS debtholders received an aggregate of 4,470,654 shares of Orion Class A Common Stock. This number approximately equals the total number of shares of Orion Class A Common Stock outstanding on a fully-diluted basis prior to closing the IPS acquisition and the other transactions consummated at the Closing. This acquisition was consummated on substantially the same terms described in the Proxy Statement.

     Acquisition of Dennis Cain Physician Solutions, Ltd. and Medical Billing Services, Inc.

     Orion also acquired Dennis Cain Physician Solutions, Ltd. (“DCPS”), and Medical Billing Services, Inc. (“MBS”). The Company acquired MBS by merging a newly-formed SurgiCare subsidiary with and into MBS, with MBS as the surviving corporation. As a consequence of the merger, MBS became a wholly-owned subsidiary of Orion. DCPS was acquired by the contribution of the units of limited partnership interest in DCPS to Orion, and the limited liability company interests of the limited liability company that is the general partner of DCPS were also contributed to Orion. Immediately following the Closing, the interests in DCPS and its general partner were transferred to MBS. These acquisitions occurred on substantially the same terms described in the Proxy Statement, except that pursuant to the terms of the Second Amendment to Agreement and Plan of Merger, dated as of December 15, 2004, among SurgiCare, DCPS/MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd., Medical Billing Services, Inc., and the sellers party thereto (the “Second Amendment to DCPS/MBS Merger Agreement”) the MBS sellers took $500,000 in promissory notes in lieu of the same amount of cash which was otherwise payable at the Closing.

     Holders of MBS common stock and DCPS limited partnership interests received an aggregate of $3,000,000 in cash, promissory notes of Orion in an aggregate principal amount of $1,000,000 and 1,575,760 shares of Class C Common Stock. The purchase price is subject to retroactive increase (including issuance of up to 450,000 shares of Class A Common Stock) or decrease based on the financial results of the newly-formed company and its predecessors in 2004 and 2005. The terms of such increase or decrease were modified by the Second Amendment to DCPS/MBS Merger Agreement. Such modifications included changing (a) the EBITDA target for the retroactive increase or decrease from $1.6 million for each of the fiscal years ended December 31, 2004 and December 31, 2005 to an aggregate of $2 million for both fiscal years, (b) the payment date for all retroactive increases and decreases until after final determination of the EBITDA for the fiscal year ended December 31, 2005, and (c) the payments to or from the MBS sellers in the event of a retroactive increase, or decrease, respectively, to reflect the change in form of the initial consideration paid to the MBS Sellers. In addition, 75,758 shares of SurgiCare’s Class A

Common Stock were reserved for issuance at the direction of the sellers of the DCPS and MBS equity, and the MBS and DCPS equityholders may receive other payments as described in the Proxy Statement. Such 75,758 shares are included as outstanding for purposes of reporting ownership percentages herein. As previously disclosed in the Proxy Statement, the shares of Class C Common Stock are convertible into shares of Class A Common Stock. The description of the terms of the Second Amendment to DCPS/MBS Merger Agreement contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Second Amendment to DCPS/MBS Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

The Equity Financing – Issuance of Class B Common Stock Convertible Into Class A Common Stock

     Orion issued 11,482,261 shares of its Class B Common Stock to various investors for $13,200,000 in cash plus cash in the amount of $128,350, which amount equaled the accrued but unpaid interest immediately prior to the Closing owed to a subsidiary of Brantley Partners IV, L.P. (“Brantley IV”) by SurgiCare and IPS on amounts advanced prior to October 24, 2003 (the “Base Bridge Interest Amount”). The $13,328,350 of cash proceeds represented an increase of approximately $3,200,000 over the aggregate sale price previously disclosed in the Proxy Statement for the same number of shares of Class B Common Stock, and therefore represented additional cash proceeds to the Company. At the Closing, Orion used $5,908,761 to pay off the debt owed to the subsidiary of Brantley IV.

     Pursuant to the Subscription Agreement described in the Proxy Statement, Brantley IV or its assignees agreed to subscribe for and purchase from SurgiCare the 11,482,261 shares in consideration for $10,000,000 plus the Base Bridge Interest Amount. In connection with consummation of the transactions, Brantley IV entered into a Supplemental Stock Subscription Agreement, dated as of December 15, 2004, by and among SurgiCare, Brantley IV and each of the investors listed on Schedule I thereto, who are affiliates of Brantley IV (the “Supplemental Stock Subscription Agreement”), pursuant to which such investors acquired $1,000,000 worth of the Class B Common Stock which Brantley IV had agreed to purchase pursuant to the Stock Subscription Agreement and Brantley IV agreed to assign its right to acquire such shares. Accordingly, Brantley IV’s potential ownership was decreased by the number of shares valued at $1,000,000, after taking into account the additional investment pursuant to the Second Amendment and Supplement to Stock Subscription Agreement described below, or 861,491 shares of Class B Common Stock, which initially represented, on an as-converted basis, 3.31% of Orion’s outstanding equity after the Closing. The description of the terms of the Supplemental Stock Subscription Agreement contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Supplemental Stock Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1.

     In addition, Brantley IV entered into a Second Amendment and Supplement to Stock Subscription Agreement (the “Second Amendment and Supplement to Stock Subscription Agreement”), dated as of December 15, 2004, by and among SurgiCare, Brantley IV and each of the investors listed on Schedule I thereto (the “Additional Investors”), which include Brantley Capital Corporation (“Brantley Capital”), pursuant to which such investors purchased a portion of the shares of the Class B Common Stock for which Brantley IV had subscribed in consideration for an aggregate investment of $3,200,000, which was in addition to the Brantley IV purchase price of $10 million plus the Base Bridge Interest Amount. The 2,756,774 shares of Class B Common Stock issued to the Additional Investors was deducted from the total number of shares of Class B Common Stock which were to be issued to Brantley IV under the Stock Subscription Agreement. Each investor received its pro rata portion of the total number of shares of Class B Common Stock. Accordingly, the investment by the Additional Investors did not change the total number of shares of Class B Common Stock issued pursuant to the Stock Subscription Agreement. However, the investment by the Additional Investors did increase the total purchase price, and the purchase price per share, for the shares of Class B Common Stock issued under the Stock Subscription Agreement. The increase in purchase price will result in an increase in the number of shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock. The description of the terms of the Second Amendment and Supplement to

Stock Subscription Agreement contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Second Amendment and Supplement to Stock Subscription Agreement, a copy of which is attached hereto as Exhibit 10.2.

     The shares received by Brantley IV and its co-investors constitute approximately 61.21% of Orion’s outstanding equity after the Closing on an as-converted basis. As previously disclosed in the Proxy Statement, Brantley IV also received the option to purchase shares of Class A Common Stock for cash in an amount up to an aggregate of $3,000,000 after the Closing.

New Line of Credit

     Orion also entered into a new secured two-year revolving credit facility pursuant to the Loan and Security Agreement (the “Loan and Security Agreement”), dated as of December 15, 2004, by and among Orion, certain of its affiliates and subsidiaries, and Healthcare Business Credit Corporation (“HBCC”). Under this facility, up to $4,000,000 of loans may be made available to Orion, subject to a borrowing base. Orion borrowed $1,600,000 under this facility concurrently with the Closing. The interest rate under this facility is the prime rate plus 3%. Upon an event of default, HBCC can accelerate the loans or call the Guarantees described below. In connection with entering into this new facility, Orion also restructured its previously-existing debt facilities. Orion restructured such debt facilities on substantially the same terms described in the Proxy Statement, which resulted in a decrease in aggregate debt owed to DVI Business Credit Corp. and DVI Financial Services, Inc. from approximately $10.1 million to a combined principal amount of approximately $6.5 million of which approximately $2 million was paid at the Closing. The description of the terms of the Loan and Security Agreement contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.3.

     Orion issued warrants to purchase an aggregate of 25,000 shares of Class A Common Stock, at an exercise price of $0.01 per share, to Brantley IV and Brantley Capital in consideration for a guarantee by Brantley IV and Brantley Capital in connection with the new credit facility. Pursuant to the Guaranty Agreement (the “Brantley IV Guaranty”), dated as of December 15, 2004, provided by Brantley IV to HBCC, Brantley IV agreed to provide a deficiency guarantee in the amount of $3,272,727. Pursuant to the Guaranty Agreement (the “Brantley Capital Guaranty”; and together with the Brantley IV Guaranty, collectively, the “Guarantees”), dated as of December 15, 2004, provided by Brantley Capital to HBCC, Brantley Capital agreed to provide a deficiency guarantee in the amount of $727,273. In consideration for the Guarantees, Orion issued warrants to purchase 20,455 shares of Class A Common Stock, at an exercise price of $0.01 per share, to Brantley IV (the “Brantley IV Warrants”), and issued warrants to purchase 4,545 shares of Class A Common Stock, at an exercise price of $0.01 per share, to Brantley Capital (the “Brantley Capital Warrants”; and together with the Brantley IV Warrants, collectively, the “Warrants”). The description of the terms of the Guarantees and the Warrants contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Guarantees and the Warrants, copies of which are attached hereto as Exhibit 10.4 to 10.7.

Interest of the officers, directors and principal shareholders in the transactions

     Certain officers of SurgiCare, IPS, DCPS and MBS entered into employment contracts with Orion and may have had a special interest in the consummation of the transactions. Their arrangements follow:

     Keith G. LeBlanc, the former Chief Executive Officer and President of SurgiCare, will continue to run the SurgiCare business of Orion following the Closing. He has entered into an employment agreement with Orion and has become the President of Orion, reporting to its board of directors. He has been elected to the Orion board of directors and began serving upon the Closing. As of the Closing, he owned 8,000 shares of Class A Common Stock (0.03% of Orion’s outstanding equity after the Closing on an as-converted basis). The total number of shares beneficially owned by Mr. LeBlanc, including shares issuable upon exercise of unexercised warrants on or prior to February 13, 2005, was 194,509 shares, or 2.22% of the outstanding shares of Class A Common Stock, and shares issuable upon the exercise of such warrants. Mr. LeBlanc’s warrants have an exercise price of $3.20 with the exception of 4,000 warrants which have an exercise price of $4.50. Simultaneously with the execution of the new employment agreement, Mr. LeBlanc terminated his existing employment agreement with SurgiCare.

     Terrence L. Bauer, the current President and Chief Executive Officer of IPS, will continue to run the IPS business of Orion following the Closing. He has entered into an employment agreement with Orion and has become the Chief Executive Officer of Orion, reporting to its board of directors. He has been elected to the Orion board of directors and began serving upon the Closing. As of immediately prior to the Closing, he owned 200,000 shares (7.1%) of IPS’s common stock, which converted to 13,110 shares of Class A Common Stock, which is approximately 0.05% of Orion’s outstanding equity after the Closing on an as-converted basis. Simultaneously with the execution of the new employment agreement, Mr. Bauer terminated his existing employment agreement with IPS.

     Stephen H. Murdock, the current Chief Financial Officer of IPS, has entered into an employment agreement to become Chief Financial Officer of Orion. Simultaneously with the execution of the new employment agreement, Mr. Murdock terminated his existing employment agreement with IPS.

     Dennis Cain, the former President of DCPS, has entered into an employment agreement to become the Chief Executive Officer of MBS. Pursuant to the DCPS/MBS merger agreement, he may have the authority to appoint a member to any advisory board established by the Orion board of directors. As of the Closing, he and his wife together owned, directly and indirectly, 787,880 shares of Class C Common Stock, subject to retroactive adjustment, which, together with 75,758 shares of Class A Common Stock that are to be issued at the direction of either Mr. Cain or Mr. Smith, are, on an as-converted basis, approximately 3.30% of Orion’s outstanding equity after the Closing.

     Tom M. Smith, the former President of MBS, has entered into an employment agreement to become the President and Chief Operating Officer of MBS. Pursuant to the DCPS/MBS merger agreement, he may have the authority to appoint a member to any advisory board established by the Orion board of directors. As of the Closing, he owned 636,607 shares of Class C Common Stock, subject to retroactive adjustment, which, together with 75,758 shares of Class A Common Stock that are to be issued at the direction of either Mr. Cain or Mr. Smith, are, on an as-converted basis, approximately 2.72% of Orion’s outstanding equity after the Closing.

     Orion has entered into agreements to employ Messrs. LeBlanc, Bauer, Murdock, Cain and Smith in the capacities described above. The initial term of each employment agreement is five years. The employment agreements provide that Orion may pay bonuses to the executives upon the attainment of objectives determined by the board of directors. By entering into these employment agreements, the executives agree not to disclose confidential information or engage in an activity that interferes with Orion until the second anniversary of (i) the end of the executive’s employment agreement or (ii) termination of the executive’s employment (“Non-Competition Period”). If an executive’s employment is terminated without cause, the agreements provide for continuation of the executive’s base salary until the expiration of the Non-Competition Period and a minimum bonus of 50% of the average of the bonus payments made to the executive in the two years immediately preceding the termination. All options would also vest at that time. Orion’s base annual salary commitments under the employment agreements are as follows: $240,000 to each of Keith G. LeBlanc and Terrence L. Bauer; and $175,000 to each of Stephen H. Murdock, Dennis Cain and Tom M. Smith. The description of the terms of the employment agreements between Orion and each of Messrs. LeBlanc, Bauer, Murdock, Cain and Smith contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.8 to 10.12.

     In addition, Jeffrey J. Penso and Michael A. Mineo, who were directors of SurgiCare until their resignation effective as of the Closing, made an investment in the Class B Common Stock as Additional Investors and are party to the Second Amendment and Supplement to Stock Subscription Agreement. Dr. Penso received 86,149 shares of Class B Common Stock in consideration for his investment of $100,000, and a limited liability company controlled by Dr. Mineo and his wife received 64,612 shares of Class B Common Stock in consideration for its investment of $75,000.

     Paul H. Cascio and Michael J. Finn, each of whom is a director of Orion, are affiliated with Brantley Partners, a private equity firm with offices in Ohio and California. Since the firm’s inception in 1987, it has been a lead investor in over 40 privately held companies in a variety of manufacturing, technology and service industries throughout the United States. Brantley Partners and its affiliates have approximately $300 million of committed capital under management.

     Mr. Cascio and Mr. Finn are general partners of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. (“Brantley III”) and Brantley IV and limited partners of those funds. Mr. Cascio is director, vice president, secretary and a shareholder of Brantley Capital, and vice president and secretary of Brantley Capital Management, L.L.C. Mr. Finn is the president and a shareholder of Brantley Capital and a manager and co-owner of Brantley Capital Management, L.L.C. Brantley Capital Management, L.L.C. serves as investment adviser for, and receives advisory fees from, Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley III and Brantley IV.

     Brantley Capital and Brantley III each held debt of IPS and are party to the Debt Exchange Agreement. Pursuant to the Debt Exchange Agreement, Brantley Capital and Brantley III received Class A Common Stock with a fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to the Closing) equal to the amount owing to it under its loan to IPS in exchange for contribution of such debt to Orion. Pursuant to the Debt Exchange Agreement, Brantley Capital also received Class A Common Stock with a fair market value (based on the daily average of the high and low price per share of SurgiCare common stock over the five trading days immediately prior to the Closing) equal to the amount of certain accrued dividends owed to it by IPS in exchange for the contribution of such indebtedness, provided that the amount of shares received in respect of such dividends was subject to reduction to the extent necessary to achieve the guaranteed allocation of shares of Class A Common Stock to the holders of IPS common stock and Series B Convertible preferred stock pursuant to the IPS Merger Agreement. The aggregate amount of debt exchanged by the parties to the Debt Exchange Agreement was $4,375,229, which included accrued interest as of the Closing, and $593,100 of debt in respect of accrued dividends.

     Brantley Capital and Brantley III previously owned an aggregate of 1,653,000 shares of the Series A-2 convertible preferred stock of IPS with a liquidation preference of approximately $6,705,037, and received 2,312,081 shares of Class A Common Stock pursuant to the IPS Merger Agreement. Such shares were intended to approximate the value of such liquidation preference, but were subject to reduction to the extent necessary to achieve the guaranteed allocation to holders of certain classes of IPS common stock discussed above.

     Brantley IV and its co-investors also received the right to register Registrable Shares (as defined below) pursuant to a Registration Rights Agreement, dated as of December 15, 2004, by and among Orion and the investors set forth on Schedule I thereto (the “Registration Rights Agreement”). “Registrable Shares” means the Class A Common Stock currently issued, or issued in the future, to Brantley IV and its permitted transferees (including shares of Class A Common Stock into which shares of Class B Common Stock or other securities of Orion are convertible) other than shares which have been sold pursuant to an effective registration statement or pursuant to a transaction under Rule 144 under the Securities Act.

     Pursuant to the Registration Rights Agreement, Brantley IV and its co-investors and/or their permitted transferees, holding at least 50 percent of the Registrable Shares have the right to request that Orion effect the registration on Form S-1 of shares of Class A Common Stock having an anticipated net aggregate offering price of at least $5,000,000. Orion is not required to effect any such registration within six months after the effective date of any such registration statement. Additionally, at any time Orion is eligible to file a registration statement on Form S-3, Brantley IV, and/or its permitted transferees, may request that Orion effect the registration on Form S-3 of Registrable Shares having an anticipated net aggregate offering price of at least $500,000.

     At any time Orion otherwise proposes to register any of its equity securities under the Securities Act, Brantley IV and its co-investors and/or their permitted transferees may request the registration of Registrable Shares. However, Orion is not obligated to effect any registration of shares incidental to the registration of Orion Securities in connection with a Form S-8 or a Form S-4 relating to the acquisition or merger, by Orion or Orion’s subsidiaries, of or with any other business.

     For one year after the date of the Registration Rights Agreement, the IPS shareholders and certain IPS debtholders and the DCPS/MBS equityholders may request to have the following shares included in registrations pursuant to which Brantley IV and its permitted transferees are registering shares: (i) the shares of Class A Common Stock issued to the IPS shareholders pursuant to the IPS Merger Agreement or to the IPS debtholders pursuant to the Debt Exchange Agreement; and (ii) the shares of Class A Common Stock issued to the DCPS/MBS equityholders pursuant to the DCPS/MBS Merger Agreement (including shares issuable upon conversion of Class C Common Stock).

     Brantley IV and its co-investors have registration rights for all of the shares of Class A Common Stock issuable upon conversion of its shares of Class B Common Stock. Initially, this will be approximately 16,033,984 shares but, assuming everything else remains the same, the number of shares of Class A Common Stock as to which Brantley IV and its co-investors have registration rights will continually increase, since the conversion factor for the Class B Common Stock is designed to yield additional shares of Class A Common Stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B Common Stock, including the additional investment by the Additional Investors, less the Base Bridge Interest Amount, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price from time to time outstanding less the Base Bridge Interest Amount, without compounding, from the date the Class B Common Stock was first issued to the date of conversion. Brantley IV and its co-investors and their permitted transferees will also have registration rights for any additional shares of Class A Common Stock (including Class A Common Stock into which other securities of Orion are convertible) issued to them. The third-party beneficiaries will have registration rights for one year with respect to an aggregate of up to approximately 6,122,172 shares of Class A Common Stock. If the registration rights are exercised and the underlying shares are offered or sold, Orion’s stock price could decline.

     The description of the terms of the Registration Rights Agreement contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.13.

     As of the Closing, Brantley IV and its co-investors, including Brantley Capital, owned shares of Class B Common Stock and Brantley III and Brantley Capital owned shares of Class A Common Stock. By virtue of their affiliations with Brantley III, Brantley IV, Brantley Capital and Brantley Capital Management, L.L.C., Messrs. Cascio and Finn may be deemed to possess beneficial ownership of the shares of Class B Common Stock held by Brantley IV and Brantley Capital and the shares of Class A Common Stock held by Brantley Capital and Brantley III, which together will initially represent approximately 57.3% of Orion’s outstanding equity after the Closing on an as-converted basis, and on an unconverted basis approximately

51.9% of the outstanding voting power of Orion. Assuming everything else remains the same, the percentage interest of Brantley IV and Brantley Capital upon conversion will continually increase, since the conversion factor for the Class B Common Stock is designed to yield additional shares of Class A Common Stock, or portions thereof, necessary to approximate the unpaid portion of the return of the original purchase price for the Class B Common Stock, including the additional investment by the Additional Investors, less the Base Bridge Interest Amount, plus an amount equal to nine percent (9%) per annum on the amount of the original purchase price less the Base Bridge Interest Amount, without compounding, from the date the Class B Common Stock was first issued to the date of conversion. Messrs. Cascio and Finn disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.

     As described below, in connection with the Closing, Orion entered into the Stockholders Agreement (as defined below) with Brantley III, Brantley IV and Brantley Capital, pursuant to which each of Brantley III, Brantley IV and Brantley Capital have agreed to cast all votes necessary to elect as members of the board of directors of Orion one director as shall have been nominated by each of Brantley III, Brantley IV and Brantley Capital.

     In addition, as described above, Brantley IV and Brantley Capital received warrants in consideration for providing a guarantee in connection with a revolving line of credit of up to $4 million provided to Orion by HBCC.

Shares Issued in Settlement

     On April 14, 2003, SurgiCare, Inc. was named as a defendant in a suit entitled A.I. International Corporate Holdings, Ltd. v. SurgiCare, Inc. in the U.S. District Court for the Southern District of New York. Subsequently, SurgiCare filed suit against A.I. International Corporate Holdings, Ltd. and First National Bank, S.A.L. of Lebanon in the 215th Judicial District Court of Harris County, Texas. The New York case involved allegations that SurgiCare defaulted on its loan agreement. The plaintiffs in the New York case sued SurgiCare for $834,252 representing the loan amount and interest, plus $219,000, representing damages for “No-filing Charges” and “Non-Effective Charges” under the contract. SurgiCare’s lawsuit in Texas asserted that the loan agreement was usurious. The parties reached an agreement to settle this matter which will close upon the full and complete execution of the Stipulation of Settlement by all parties and after the consummation of the transactions described in the Proxy Statement. Pursuant to this settlement, SurgiCare paid the plaintiffs $220,000 in cash at the Closing and issued 210,000 shares of Class A Common Stock.

Item 3.02.	Unregistered Sales of Equity Securities.

     Reference is made to Item 2.01. The Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder (the “Exemption”). For purposes of the Exemption, the Company relied upon: (i) certain representation and warranties of certain individuals and entities receiving equity securities at the Closing; (ii) its own independent investigation to confirm that such individuals and entities were “accredited investors” (as such term is defined in Rule 501 of Regulation D; and (iii) the inclusion of no more than 35 purchasers who were not “accredited investors” in accordance with Rule 506 of Regulation D.

Item 3.03.	Material Modification to Rights of Security Holders.

     Reference is made to Item 2.01. As previously disclosed in the Proxy Statement, in connection with the Closing, the Company amended and restated its certificate of incorporation to (a) effect a one-for-ten reverse stock split of its outstanding shares of common stock, (b) increase the number of authorized shares of common stock from 5 million shares to 90 million shares, after giving effect to the reverse stock split, and left the number of shares of authorized preferred stock at 20 million shares, (c) reclassify its outstanding common stock as “Class A Common Stock”, $0.001 par value per share, (d) establish a new class of common stock entitled “Class B Common Stock”, $0.001 par value per share, (e) establish a new class of common stock entitled “Class C Common Stock”, $0.001 par value per share, and (f) change the name of the Company to “Orion HealthCorp, Inc.”

Item 5.01.	Changes in Control of Registrant.

     Reference is made to Item 2.01. In connection with the Closing, Orion entered into a Stockholders Agreement, dated as of December 15, 2004, by and among Orion, Brantley III, Brantley IV, and Brantley Capital (the “Stockholders Agreement”), pursuant to which each of Brantley III, Brantley IV and Brantley Capital have agreed to cast all votes necessary to elect as members of the board of directors of Orion one director as shall have been nominated by each of Brantley III, Brantley IV and Brantley Capital. The description of the terms of the Stockholders Agreement contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.14.

     As described above, the shares of Class B Common Stock held by Brantley IV and Brantley Capital and the shares of Class A Common Stock held by Brantley Capital and Brantley III together will initially represent approximately 57.3% of Orion’s outstanding equity after the Closing on an as-converted basis, and on an unconverted basis approximately 51.9% of the outstanding voting power of Orion.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) Not applicable.

     (b) Reference is made to Item 2.01. Effective as of the Closing, SurgiCare’s officers were replaced by the Orion officers as described above. In addition, effective as of the Closing, Bruce Miller, Michael A. Mineo, Sherman Nagler and Jeffrey J. Penso, the former directors of SurgiCare, ceased to be members of the board of directors of the Company.

     (c) Reference is made to Item 2.01. As described above, effective as of the Closing, Messrs. Bauer, LeBlanc, and Murdock became the Chief Executive Officer, President, and Chief Financial Officer, respectively, of Orion.

     Terrence L. Bauer has served as President, Chief Executive Officer and director of IPS since he cofounded IPS in 1996 and has served as Chairman of the board of directors since 1999. Prior to cofounding IPS, Mr. Bauer was President and Chief Operating Officer of Allegiant Physician Services, a multi-specialty physician practice management company, from 1995 through mid-1996. Mr. Bauer’s tenure with Allegiant involved restructuring Allegiant. From 1991 until 1995, Mr. Bauer served as President and Chief Executive Officer of ATC Healthcare Services, Inc., a national healthcare staffing firm. Mr. Bauer arranged the successful sale of ATC in 1994 and supervised the transition of ATC into a new organizational structure in 1995. From 1987 through 1991, Mr. Bauer held various senior management positions at Critical Care America, a high technology, home infusion therapy company. Mr. Bauer’s last position at Critical Care America was Vice President of Sales and Marketing. Mr. Bauer also gained management experience before 1987 at IVAC Corporation, a division of Eli Lilly and Company, and American Hospital Supply Corporation. Mr. Bauer received his undergraduate degree from the University of Arizona.

     Keith G. LeBlanc was appointed Chief Executive Officer and President of SurgiCare on November 10, 2002. Mr. LeBlanc previously served as Chief Executive Officer of Gulf Coast Surgery and Endoscopy in Biloxi, Mississippi between 2000 and 2002 and as Chief Executive Officer for Biloxi Regional Hospital between 1998 and 2002. Mr. LeBlanc has extensive healthcare management experience, serving as a hospital Chief Executive Officer for 10 years and as the Chief Executive Officer and founder of The Quest Group, a physician equity MSO joint venture. The Quest Group managed physician practices statewide in Louisiana. Mr. LeBlanc is a registered respiratory therapist and holds a MHS from LSU Medical School.

     Stephen H. Murdock, C.P.A. has served as Vice President of Finance, Chief Financial Officer and Treasurer of IPS since July 2002. Mr. Murdock has over 20 years of healthcare finance and accounting experience. Most recently, Mr. Murdock served as Chief Financial Officer and Senior Vice President of Administration for SmartMail, LLC, a venture capital backed shipping and transportation company. He was responsible for all accounting, finance, human resources and information technology functions for the company. Prior to SmartMail, he was Chief Financial Officer for Nations Healthcare, Inc. where his responsibilities included accounting, information technology, receivables management, mergers and acquisitions and decision support for this national high tech homecare organization. Previously, Mr. Murdock was Chief Financial Officer and Vice President of Administration for Visiting Nurse Health System, Inc. and Senior Audit Manager, Audit Manager and Staff Auditor for KPMG. Mr. Murdock holds a bachelor of science degree in accounting from Liberty University in Virginia and is certified in public accounting.

     (d) Reference is made to Item 2.01. As previously disclosed in the Proxy Statement, effective as of the Closing, the board of directors of Orion consists of: Terrence L. Bauer, Paul H. Cascio, David Crane, Michael J. Finn, Keith G. LeBlanc, Gerald M. McIntosh, and Joseph M. Valley, Jr. These individuals were elected by the stockholders of the Company at the special meeting of stockholders on October 6, 2004 on substantially the same terms and with the same committee designations disclosed in the Proxy Statement.

     As of the Closing, the audit committee of the board of directors of Orion (the “Audit Committee”) will be composed of three or more independent directors, provided that for any period during which Orion is a “small business issuer” that files reports under the Securities and Exchange Commission Regulation S-B, the Audit Committee will be composed of two or more independent directors. At least one of the directors on the committee will be an audit committee financial expert or will be “financially sophisticated” as such term is used in the AMEX Company Guide. In connection with the Closing, the board of directors of Orion adopted a new written charter for the Audit Committee, which was attached as an exhibit to the Proxy Statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     As previously disclosed in the Proxy Statement, in connection with the Closing, the Company amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and by-laws effective as of the Closing. The Amended and Restated Certificate of Incorporation filed in connection with the Closing on Form 8-A is in substantially the same form as was attached to the Proxy Statement, except that the Company has completed the information which could not be determined until the Closing. In connection with the Closing, Orion adopted additional changes to such by-laws (the “Amended and Restated By-laws”) to provide for the officer positions of Chief Executive Officer and Chief Financial Officer and to change the description of the duties of the President. The description of the terms of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws contained in the foregoing is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws (see Exhibits 3.1 and 3.2 to this current report).

Item 9.01.	Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

          Orion hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

     (b) Pro forma financial information.

          Orion hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

     (c) Exhibits – The following exhibits are furnished as part of this current report:

Exhibit Number	Description
2.1.	Second Amendment to Agreement and Plan of Merger, dated as of December 15, 2004, among SurgiCare, Inc., DCPS/MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd., Medical Billing Services, Inc., and the sellers party thereto.

3.1.	Amended and Restated Certificate of Incorporation of Orion HealthCorp, Inc.**

3.2.	Amended and Restated By-laws of Orion HealthCorp, Inc.

10.1.	Supplemental Stock Subscription Agreement, dated as of December 15, 2004, by and among SurgiCare, Inc., Brantley Partners IV, L.P., and each of the investors listed on Schedule I thereto.*

10.2.	Second Amendment and Supplement to Stock Subscription Agreement, dated as of December 15, 2004, by and among SurgiCare, Inc., Brantley Partners IV, L.P., and each of the investors listed on Schedule I thereto.*

10.3.	Loan and Security Agreement, dated as of December 15, 2004, by and among Orion HealthCorp, Inc., certain affiliates and subsidiaries of Orion HealthCorp, Inc., and Healthcare Business Credit Corporation.*

10.4.	Guaranty Agreement, dated as of December 15, 2004, provided by Brantley Partners IV, L.P. to Healthcare Business Credit Corporation.

10.5.	Guaranty Agreement, dated as of December 15, 2004, provided by Brantley Capital Corporation to Healthcare Business Credit Corporation.

10.6.	Warrant, dated as of December 15, 2004, issued to Brantley Partners IV, L.P. by Orion HealthCorp, Inc.

10.7.	Warrant, dated as of December 15, 2004, issued to Brantley Capital Corporation by Orion HealthCorp, Inc.

10.8.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc. and Terrence L. Bauer.*

10.9.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc. and Keith G. LeBlanc.*

10.10.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc. and Stephen H. Murdock.*

10.11.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc., Medical Billing Services, Inc., and Dennis Cain.*

10.12.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc., Medical Billing Services, Inc., and Tom. M. Smith.*

10.13.	Registration Rights Agreement, dated as of December 15, 2004, by and among Orion HealthCorp, Inc. and the investors set forth on Schedule I thereto.*

10.14.	Stockholders Agreement, dated as of December 15, 2004, by and among Orion HealthCorp, Inc., Brantley Venture Partners III, L.P., Brantley Partners IV, L.P., and Brantley Capital Corporation.

Exhibit Number	Description
20.1	Proxy Statement of SurgiCare, Inc., filed with the Securities and Exchange Commission on September 10, 2004.***

*	Pursuant to Item 601(b)(2) of Regulation S-B, certain exhibits and schedules have been omitted from this filing. The Registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

**	Incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A, File No. 001-16587, filed on December 15, 2004.

***	Incorporated by reference from the Registrant’s Proxy Statement, File No. 001-16587, filed on September 10, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION HEALTHCORP, INC.
	By:	/s/ Stephen H. Murdock
Date: December 21, 2004		Name:	Stephen H. Murdock
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1.	Second Amendment to Agreement and Plan of Merger, dated as of December 15, 2004, among SurgiCare, Inc., DCPS/MBS Acquisition, Inc., Dennis Cain Physician Solutions, Ltd., Medical Billing Services, Inc., and the sellers party thereto.

3.1.	Amended and Restated Certificate of Incorporation of Orion HealthCorp, Inc.**

3.2.	Amended and Restated By-laws of Orion HealthCorp, Inc.

10.1.	Supplemental Stock Subscription Agreement, dated as of December 15, 2004, by and among SurgiCare, Inc., Brantley Partners IV, L.P., and each of the investors listed on Schedule I thereto.*

10.2.	Second Amendment and Supplement to Stock Subscription Agreement, dated as of December 15, 2004, by and among SurgiCare, Inc., Brantley Partners IV, L.P., and each of the investors listed on Schedule I thereto.*

10.3.	Loan and Security Agreement, dated as of December 15, 2004, by and among Orion HealthCorp, Inc., certain affiliates and subsidiaries of Orion HealthCorp, Inc., and Healthcare Business Credit Corporation.*

10.4.	Guaranty Agreement, dated as of December 15, 2004, provided by Brantley Partners IV, L.P. to Healthcare Business Credit Corporation.

10.5.	Guaranty Agreement, dated as of December 15, 2004, provided by Brantley Capital Corporation to Healthcare Business Credit Corporation.

10.6.	Warrant, dated as of December 15, 2004, issued to Brantley Partners IV, L.P. by Orion HealthCorp, Inc.

10.7.	Warrant, dated as of December 15, 2004, issued to Brantley Capital Corporation by Orion HealthCorp, Inc.

10.8.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc. and Terrence L. Bauer.*

10.9.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc. and Keith G. LeBlanc.*

10.10.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc. and Stephen H. Murdock.*

10.11.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc., Medical Billing Services, Inc., and Dennis Cain.*

10.12.	Employment Agreement, dated as of December 15, 2004, between Orion HealthCorp, Inc., Medical Billing Services, Inc., and Tom. M. Smith.*

10.13.	Registration Rights Agreement, dated as of December 15, 2004, by and among Orion HealthCorp, Inc. and the investors set forth on Schedule I thereto.*

10.14.	Stockholders Agreement, dated as of December 15, 2004, by and among Orion HealthCorp, Inc., Brantley Venture Partners III, L.P., Brantley Partners IV, L.P., and Brantley Capital Corporation.

Exhibit Number	Description
20.1.	Proxy Statement of SurgiCare, Inc., filed with the Securities and Exchange Commission on September 10, 2004.**

*	Pursuant to Item 601(b)(2) of Regulation S-B, certain exhibits and schedules have been omitted from this filing. The Registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

**	Incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A, File No. 001-16587, filed on December 15, 2004.

***	Incorporated by reference from the Registrant’s Proxy Statement, File No. 001-16587, filed on September 10, 2004.